Exhibit 99.1

                           MTI Technology Corporation
         Reports Fiscal 2003 Fourth Quarter & Year End Financial Results

    TUSTIN, Calif.--(BUSINESS WIRE)--July 10, 2003--MTI Technology Corporation (Nasdaq:MTIC), a provider of data storage solutions for more than two decades, today announced financial results for its fiscal 2003 fourth quarter and year ended April 5, 2003.
    The Company reported net income for the fourth quarter of fiscal year 2003 of $602,000 or $0.02 per share, compared to a net loss of $10.8 million, or $0.33 per share, in the fourth quarter of fiscal 2002 and a net loss of $1.4 million or $0.04 per share in the third quarter of fiscal 2003.
    For the fiscal year 2003 fourth quarter ended April 5, 2003, MTI reported total revenue of $22.4 million, compared to $25.7 million in the fourth quarter of fiscal year 2002 and $19.6 million in the third quarter of fiscal year 2003. Net product revenue for the fourth quarter of fiscal year 2003 was $12.4 million, compared to $14.7 million in the fourth quarter of fiscal year 2002 and $9.4 million in the third quarter of fiscal year 2003. Service revenue for the fourth quarter of fiscal year 2003 was $10.0 million, compared to $11.0 million in the fourth quarter of fiscal year 2002 and $10.2 million in the third quarter of fiscal year 2003. Gross profit margin for the fourth quarter of fiscal year 2003 was 34.7% compared to 27.6% in the fourth quarter of fiscal year 2002 and 30.3% in the third quarter of fiscal year 2003.
    For the fiscal 2003 year ended April 5, 2003, MTI reported total revenue of $82.3 million, compared to $117.9 million in fiscal year 2002. Net product revenue for the fiscal year 2003 was $40.1 million, compared to $69.5 million in fiscal year 2002. Service revenue for the fiscal year 2003 was $42.3 million, compared to $48.4 million in fiscal year 2002. Gross profit margin for the fiscal year 2003 was 26.5% compared to 26.9% in the fiscal year 2002. Operating expenses for fiscal year 2003 were $34.5 million compared to $60.9 million for fiscal 2002, a reduction of $26.4 million.
    The Company reported a net loss for the fiscal year 2003 of $11.2 million, or $0.34 per share, compared to net loss of $59.6 million, or $1.83 per share in fiscal year 2002.
    As of 2003 fiscal year end, the Company had $9.8 million in cash and cash equivalents, $1.7 million in bank borrowings under the Company's $7.0 million line of credit with Comerica Bank, and $2.1 million in working capital. The Company's line of credit with Comerica Bank was extended to May 31, 2004.
    On March 31, 2003, MTI entered into a reseller agreement with EMC Corporation, enabling MTI to sell the complete line of EMC Automated Networked Storage systems and software, to the exclusion of data storage hardware platforms that compete with EMC products. "While the effects of the relationship with EMC was not seen in our fiscal 2003 results," said Tom Raimondi, President and Chief Executive Officer, "we believe the relationship will be advantageous for our current and future customers as well as the Company."

    Conference Call Information

    MTI Technology Corporation will hold its quarterly conference call on Thursday, July 10, 2003 at 11:00 a.m. Pacific Time/2:00 p.m. Eastern Time. The call will be accessible live by dialing toll free 800-305-1078 (international callers, call 703-871-3026), or via webcast at www.mti.com. The webcast will be available for 45 days on MTI's website at www.mti.com/company/ir_calls.asp.
    A replay of the call will be available for 48 hours by dialing toll free 888-266-2081 and entering access code 677502 (international callers, call 703-925-2533).

    About MTI Technology Corporation

    MTI's mission as a global solutions provider is to deliver superior business value to its customers in support of their data storage and enhanced data protection needs. MTI has more than 20 years of experience in delivering a full range of storage solutions -- including design, engineering, professional services and third-party maintenance -- from midrange to Global 2000 customers. MTI is a premier systems integrator focusing on providing end-to-end business solutions in the storage marketplace. Headquartered in Tustin, California, MTI may be reached by telephone at 800-999-9MTI (toll free) or 714-481-7800, or by fax at 714-481-4135. Web address is www.mti.com.

    MTI is a registered trademark of MTI Technology Corporation (the
"Company").
    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's strategy, capital position, anticipated cost savings, operating results, the effects of additional headcount reductions on the Company's business, as well as statements regarding the Company's line of credit, and its financial resources, the potential growth of the storage industry and MTI, and the new commercial relationship between MTI and EMC, and EMC's product offerings and solutions, all of which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, there can be no assurance that MTI will improve revenues, margins, operating efficiencies, operating results, or be successful with its new strategy. In addition, there can be no assurance that MTI will be able to borrow under the line of credit, have sufficient resources or that it or the industry will grow. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 5, 2003. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.


                      MTI TECHNOLOGY CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                                   April 5,   April 6,
                                                     2003       2002
                                ASSETS             -------    -------

Current assets:
 Cash and cash equivalents                         $9,833     $8,420
 Accounts receivable, less allowance
  for doubtful accounts and sales returns
  of $2,266 in 2003 and $3,406 in 2002             13,913     18,153
 Inventories                                        8,297     14,787
 Prepaid expenses and other receivables             4,330      7,016

 Total current assets                              36,373     48,376

Property, plant and equipment, net                  2,833      7,541
Goodwill, net                                       5,184      5,184
Other                                                 166        597

     Total assets                                 $44,556    $61,698


                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Note payable                                      $1,740     $1,900
 Current portion of capital lease obligations         161        135
 Accounts payable                                   8,006      9,413
 Accrued liabilities                                8,014      9,308
 Accrued restructuring charges                      2,931      4,473
 Deferred income                                   13,450     14,884

 Total current liabilities                         34,302     40,113

Capital lease obligations, less current portion       286        461
Other                                                 994      1,011

 Total liabilities                                 35,582     41,585

Stockholders' equity:
 Preferred stock, $.001 par value;
  authorized 5,000 shares;
  issued and outstanding, none                         --         --
 Common stock, $.001 par value;
  authorized 80,000 shares; issued
  (including treasury shares) and
  outstanding 32,969 and 32,862 shares
  in 2003 and 2002, respectively                       33         33
 Additional paid-in capital                       134,931    134,887
 Accumulated deficit                             (122,282)  (110,702)
 Less cost of treasury stock (0 and 187
  shares in 2003 and 2002, respectively)               --       (426)
 Accumulated other comprehensive loss              (3,708)    (3,679)

 Total stockholders' equity                         8,974     20,113

     Total liabilities and stockholders' equity   $44,556    $61,698


                      MTI TECHNOLOGY CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   FISCAL YEARS ENDED APRIL 5, 2003, APRIL 6, 2002 AND APRIL 7, 2001
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                        FY 2003    FY 2002    FY 2001
                                        -------    -------    -------

Net product revenue                     $40,101    $69,519   $111,820
Service revenue                          42,285     48,399     49,870

          Total revenue, including
           $104, $836 and $429
           from related parties in 2003,
           2002 and 2001, respectively   82,386    117,918    161,690

Product cost of revenue                  32,948     56,466     72,529
Service cost of revenue                  27,640     29,751     35,242

          Total cost of revenue          60,588     86,217    107,771

          Gross profit                   21,798     31,701     53,919

Operating expenses:
  Selling, general and administrative    27,754     43,211     66,249
  Research and development                5,238     12,742     19,095
  Restructuring charges                   1,467      4,911        393

          Total operating expenses       34,459     60,864     85,737

          Operating loss                (12,661)   (29,163)   (31,818)

Other income (expense):
  Equity in net loss and write-down of
    net investment of affiliate              --     (9,504)    (4,800)
  Interest expense                         (299)      (236)      (432)
  Interest income                            76        514        319
  Gain (loss) on foreign currency
   transactions                             639       (542)      (552)
  Other income, net                       1,231      3,904      4,371

Loss before income taxes                (11,014)   (35,027)   (32,912)
  Income tax expense                        205     24,598      3,529
  Net loss                             $(11,219)  $(59,625)  $(36,441)


Net loss per share:
Basic and diluted                        $(0.34)    $(1.83)    $(1.13)

Weighted average shares used in per
 share computations:
Basic and diluted                        32,852     32,548     32,233


                      MTI TECHNOLOGY CORPORATION

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                              (UNAUDITED)

                                          FY 2003    FY 2002  FY 2003
                                            Q4         Q4       Q3
                                          -------    -------  -------

Net product revenue                       $12,414    $14,676   $9,413
Service revenue                             9,969     11,048   10,231

          Total revenue                    22,383     25,724   19,644

Product cost of revenue                     7,741     11,275    7,339
Service cost of revenue                     6,864      7,356    6,348

          Total cost of revenue            14,605     18,631   13,687

          Gross profit                      7,778      7,093    5,957

Operating expenses:
  Selling, general and administrative       6,406      9,918    6,444
  Research and development                    907      3,099      760
  Restructuring charges                       200      4,911      221

          Total operating expenses          7,513     17,928    7,425

          Operating income (loss)             265    (10,835)  (1,468)

Interest and other income (expense), net        9        714      (52)
Gain (loss) on foreign currency
 transactions                                 459       (362)     156

Income (loss) before income taxes             733    (10,483)  (1,364)
Income tax expense                            131        298       25

          Net income (loss)                  $602   $(10,781) $(1,389)

Net income (loss) per share:
Basic and diluted                           $0.02     $(0.33)  $(0.04)

Weighted average shares used in per
 share computations:
Basic                                      32,969     32,753   32,880
Diluted                                    33,403     32,753   32,880


    CONTACT: MTI Technology Corporation
             Mark A. Franzen, 714/481-7802
             mfranzen@mti.com